                                                                   Exhibit 10.22

                                     LEASE

     THIS LEASE (the "Lease") is executed this 28th day of December, 2005, by and between. DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INNOTRAC CORPORATION, a Georgia corporation ("Tenant").

                          ARTICLE 1 - LEASE OF PREMISES

     Section 1.01. Basic Lease Provisions and Definitions.

     (a) Leased Premises (shown outlined on EXHIBIT A attached hereto): the Rentable Area (as defined in (b) below) within a building to be constructed by Landlord and located at 2305 Litton Lane, Hebron, Kentucky 41048 (the "Building"), to be constructed on an approximate 29.69 acre site, the legal description of which is attached hereto and made a part hereof as EXHIBIT A-1 (the "Site") in Hebron Industrial Park (the "Park"). The Leased Premises consists of approximately 356,160 rentable square feet of space (the "Initial Space") and approximately 290,308 rentable square feet of space (the "Remaining Space") in the Building. The Initial Space and the Remaining Space are each shown on EXHIBIT A.

     (b) Rentable Area:

Month 1        approximately 348,616 square feet*
Months 2-12    approximately 356,160 square feet*
Months 13-60   approximately 646,468 square feet

* or such greater area occupied by Tenant for a Permitted Use (as defined below) as measured from the outside surface of the exterior wall of the Building to the outside surface of the exterior wall of the Building by Landlord from time-to-time pursuant to Section 1.0l(e) below.

     (c) Tenant's Proportionate Share: 100%, subject to Section 16.17.

     (d) Minimum Annual Rent:

Month 1        $   90,640.16 (1 month)**
Months 2 -12   $1,018,617.60 (11 months)*
Year 2         $2,055,768.24***
Year 3         $2,101,020.96
Year 4         $2,139,809.04
Year 5         $2,185,061.88

     (e) Monthly Rental Installments:

Month 1        $90,640.16 per month**
Months 2-12    $92,601.60 per month*
Month&sl3-24   $171,314.02 per month***
Months 25-36   $175,085.08 per month
Months 37-48   $178,317.42 per month
Months 49-60   $182,088.49 per month,

* Based on 356,160 rentable square feet, beginning on die Commencement Date (as defined in Section 2.01): Landlord and Tenant agree to jointly measure the area of the Leased Premises actually occupied by Tenant for the Permitted Use every thirty (30) days following the Commencement Date during the first twelve (12) months of the Lease Term, and Tenant's Monthly Rental Installments and Minimum Annual Rent shall be adjusted using the net rental rate of Three Dollars and Twelve Cents ($3.12) per square foot for any square footage in excess of the Initial Space occupied and used by Tenant for the storage and/or shipment of third party inventory during the first twelve (12) months of the Lease Term only. Upon such measurement and adjustment the rent shall not be reduced.

** Based upon 348,616 rentable square feet which consists of the Initial Space less the Office Space (as hereinafter defined)

***  Based on 646,468 reusable square feet

     (f) [INTENTIONALLY OMITTED].

     (g) Target Commencement Date: May 1,2006.

     (h) Lease Term: Five (5) years from the Commencement Date, as may be extended pursuant to the provisions of this Lease.

     (i) Security Deposit: $50,000,00.

     (j) Brokers: Duke Realty Services Limited Partnership representing Landlord and Grubb & Ellis West Shell Commercial representing Tenant.

     (k) Permitted Use: General office, warehousing, distribution, and storage of consumer goods, call centers, fulfillment and handling for third parties and related purposes.

     (l) Address for notices and payments are as follows:

Landlord:                     Duke Realty Limited Partnership
                              Attn.: Senior Property Manager
                              4555 Lake Forest Drive, Suite 400
                              Cincinnati, OH 45242

With Payments to:             Duke Realty Limited Partnership
                              75 Remittance Drive, Suite 3205
                              Chicago, IL 60675-3205

Tenant (prior to occupancy):  Innotrac Corporation
                              Attn.: Robert Toner, Vice President
                              6655 Sugarloaf Parkway
                              Duluth, GA 30097

With a Copy to:               Kitchens Kelley Gaynes, P.C.
                              Attn.: David F. Cooper, Esq.
                              11 Piedmont Center, Suite 900
                              3495 Piedmont Road, NE
                              Atlanta, GA 30305

Tenant (following occupancy): Innotrac Corporation
                              2305 Litton Lane
                              Hebron, KY 41048.

                              and

                              Innotrac Corporation
                              Attn.: Robert Toner, Vice President
                              6655 Sugarloaf Parkway
                              Duluth, GA 30097

With a Copy to:               Kitchens Kelley Gaynes, P.C.
                              Attn.: David F. Cooper, Esq.
                              11 Piedmont Center, Suite 900
                              3495 Piedmont Road, NE
                              Atlanta, GA 30305.

     (m) Goarantor(s): Not applicable.

EXHIBITS
Exhibit A     Initial Space, Leased Premises, Refusal Space, Building Parking,
              Monument Sign
Exhibit A-l   Legal Description of Site
Exhibit B-l   Plans and Specifications
Exhibit B-2   Project Schedule
Exhibit B-3   Rules of Conduct
Exhibit B-4   Letter of Understanding
Exhibit B-5   Materials Handling Consultant's Requirements
Exhibit C     Operating Expense Exclusions
Exhibit D     Rules and Regulations
Exhibit E     Load Capacity
Exhibit F     Maintenance Criteria

     Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with other tenants of the Building, if any, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

                         ARTICLE 2 - TERM AND POSSESSION

     Section 2.02. Term. The Lease Term shall commence as of the date (the "Commencement Date") that Substantial Completion (as defined in Section 2.02 below) of the Initial Space Work (as defined in Section 2.02) occurs, but in no event shall Minimum Annual Rent be required to be paid earlier than May 1, 2006 unless Tenant is receiving and/or shipping Target (defined below) product in the Initial Space.

     Section 2.02. Construction of Improvement.

     (a) Landlord shall construct in a good and workmanlike manner the Building and the interior tenant finish improvements (collectively, the "Work") depicted and described in the plans and specifications set forth in EXHIBIT B-1 attached hereto and made a part hereof (the "Plans and Specifications"), and in accordance with all applicable laws, codes and regulations. The Work described in the Plans and Specifications consists of the portion of the Work to be performed in and with respect to the Initial Space (the "Initial Space Work") and the portion of the Work to be performed in and with respect to the Remaining Space (the "Remaining Space Work") Landlord shall supply all work, labor, materials equipment and everything else necessary to complete the Work, which shall include, without limitation, the installation of landscaping, parking lots, driveways, roadways, and all improvements as shown on the Plans and Specifications for the benefit of the Leased Premises. To the extent that street and roadway improvements are contemplated in connection with the development and use of the Building, Site and Park but not fully shown in the Plans and Specifications, Landlord shall assure that such street and roadway improvements are completed as part of the Work.

     (b) The schedule for the construction, installation and completion of the Work is attached hereto and made a part hereof as EXHIBIT B-2 (the "Project Schedule"). Landlord shall notify Tenant of any material changes to the Project Schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other fixtures, trade fixtures (such as racking), furniture and materials handling equipment and systems that are not a part of the Work that Tenant desires to install in the Leased Premises prior to Substantial Completion ("Tenant Equipment"). If and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter
(i) the warehouse portion of the Initial Space (the "Warehouse Space") on and after March 24, 2006, by which date Landlord shall have performed the Initial Space Work to a state of completion described in EXHIBIT B-5, (ii) the Remaining Space on and after July 3, 2006, and (iii) the office portion of the Initial Space (the "Office Space") on and after May 1, 2006 for wiring and cabling and May 22, 2006 for furniture installation (the "Office Fit-Out"); in order to install Tenant Equipment in the Warehouse Space and the Remaining Space and to complete the Office Fit-Out in the Office Space, and otherwise prepare such space, for occupancy, which right of entry shall expressly exclude making any structural modifications to the Building; provided, the anchoring of Tenant Equipment shall not be deemed a material structural modification, but any such anchoring shall require Landlord's prior written approval. Tenant acknowledges that Tenant may not support or anchor Tenant Equipment from the roof of the Building. During any entry permitted under this Section 2.02(b) (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord's completion of the Work,
(c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct attached hereto as EXHIBIT B-3, and (d) Tenant shall not begin receiving and/or shipping third party product. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

     (c) Landlord shall provide Tenant with an allowance equal to Five Thousand Dollars ($5,000.00) ("Allowance"). The Allowance shall be applied solely toward the actual cost of installing, at Tenant's option, (i) a monument sign in front of the Building in the location shown on EXHIBIT A, or (ii) an exterior Building sign bearing Tenant's trade name and logo. The design, form and content of any sign shall be approved by Landlord and Tenant in advance of installation, subject to all zoning and other municipal and county regulations. Landlord shall install the signage, provided that any signage costs which exceed the Signage Allowance shall be paid by Tenant to Landlord within thirty (30) days of Tenant's receipt of an invoice therefor.

     (d) Tenant shall have the right to request changes to the Plans and Specifications at any time by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"), but not less than three (3) business days following a Change Order request. Tenant shall, within three (3) business days following Tenant's receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, or (ii) be deemed to have retracted its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Work resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

     (e) At least thirty (30) days prior to Substantial Completion of the Initial Space Work in the Warehouse Space or the Office Space or tee Remaining Space Work, as the case may be, Landlord shall notify Tenant as to when such Substantial Completion will occur. Such work shall be deemed to be substantially completed ("Substantially Complete" or "Substantial Completion") at such time as
(i) all the improvements described in the Plans and Specifications with respect to such work have been completed, subject only to minor punchlist items to be identified by Tenant and Landlord during a joint inspection of the applicable space prior to Tenant's occupancy thereof (other than for purposes permitted under Section 2.02(b)). (ii) a certificate of occupancy for such space has been issued, or other similar authorization has been issued, by the appropriate governmental authority that permits Tenant to operate its business from such space; provided that the certificate of occupancy for the Warehouse Space may be a temporary certificate permitting Tenant to receive and store third party inventory only, and, (iii) all utilities, including water, sewer, gas, electric and telephone, are immediately available for Tenant's use in such space. "Tenant Delay" shall mean any delay after November 3, 2005 in the completion of the Initial Space Work in the Warehouse Space or the Office Space or the Remaining Space Work, as the case may be, to the extent attributable to acts or omissions of Tenant that actually cause a delay in the performance and completion of such work, including, without limitation delays that may be caused by (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in such space by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work to the extent not attributable to Landlord's failure to make such space available at the time or in the condition required under Section 2.02(b), (iv) Landlord's inability to obtain an occupancy permit for such space, because of the need for completion of all or a portion of improvements, including, without limitation, Tenant Equipment, being installed in such space directly by Tenant and which are not the responsibility of Landlord, and (v) any other act or omission of Tenant.

     (f) Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Initial Space Work in the Warehouse Space is delayed beyond the Target Commencement Date as a result of Tenant Delay, then, for purposes of determining the Commencement Date, Substantial Completion of Work shall be deemed to have occurred on the date that Substantial Completion of such work would have occurred but for such Tenant Delay. In the event the Landlord fails to Substantially Complete such work on or before May 6, 2006, subject to Tenant Delay and force majeure, then (i) Tenant shall be entitled to an abatement of one (1) day's Minimum Annual Rent for each day beyond such date that such work is not Substantially Completed, said abatement to commence at such time as Minimum Annual Rent becomes due and payable by Tenant hereunder, and (ii) Landlord shall reimburse Tenant for forty percent (40%) of the amounts that are payable and paid as damages by Tenant to Target Corporation or Target.com ("Target") on account of delays in achieving post-May 6, 2006 milestones pursuant to that certain agreement between Tenant and Target dated October 12, 2005 (the "Target Agreement"), which reimbursement shall be payable by Landlord within fifteen (15) days following the date that Tenant delivers to Landlord evidence that such amounts have been paid to Target by Tenant. Tenant represents to Landlord that the schedule of liquidated damages payable by Tenant to Target on account of missed post-May 6, 2006 milestones under the Target Agreement is: (i) $1,000 per day for each of the first 15 days following the Milestone Achievement Date (as defined in the Target Agreement) in which the Milestone (as defined in the Target Agreement) is failed to be achieved, (ii) $2,500 per day for each of the days following the 15th day but prior to the 30th day following the Milestone Achievement Date in which the Milestone is failed to be achieved, and (iii) $5,000 per day for each day following the 30th day following the Milestone Achievement Date in which the Milestone is failed to be achieved; provided, however, if the missed Milestone is the Go-Live Date (as defined in the Target Agreement), then the amount of liquidated damages is (i) $60,000 for the first week of delay after the Go-Live Date, (ii) $70,000 for the second week of delay after the Go-Live Date, and
(iii) $15,000 per day thereafter, and said liquidated damages are specified in the Target Agreement to be Target.com's exclusive remedy.

     (g) Promptly following the Substantial Completion of the Initial Space Work in the Warehouse Space and of the Remaining Space Work, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as EXHIBIT B-4 and made a part hereof. If Tenant takes possession of and occupies the initial Space or the Remaining Space, or any portion thereof, other than for purposes permitted under Section 2.02(b). Tenant shall be deemed to have accepted such space and that the condition of such space and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items and the performance of Landlord's obligations under this Lease.

     (h) Landlord warrants that all Work will be free of defects in workmanship and/or materials for a period of one (1) year from the date of Substantial Completion of all the Work. Landlord further warrants that any defects in workmanship and/or materials occurring within the period covered by this warranty shall be remedied, including revisions thereto that may be required to correct a design or engineering defect at Landlord's cost and expense, to Tenant's reasonable satisfaction. Landlord shall exercise for the benefit of Tenant all manufacturer's and subcontractor warranties.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted, and all of Tenant's Property that is not so removed within thirty (30) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned, and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after me expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Notwithstanding any provision of this Lease to the contrary, in the absence of Tenant receiving and/or shipping Target product in the Remaining Space, die installation of Tenant's Equipment within the Remaining Space prior to the thirteenth (13th) month of the Lease Term shall not require Tenant to commence paying Minimum Annual Rent on the Remaining Space.

     Section 3.02. Annual Rental Adjustment Definitions.

     (a) "Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

     (b) "Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools for Landlord's employees and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are Capital Items (as defined in and not excluded pursuant to EXHIBIT C) shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. The Annual Rental Adjustment shall be prorated for partial calendar years during the Lease Term.

     Notwithstanding the foregoing, Operating Expenses shall exclude the items listed on EXHIBIT C attached hereto and made a part hereof.

     (c) "Tenant's Proportionate Share of Operating Expenses" shall mean an amount equal to the product of Tenant's Proportionate Share times the Operating Expenses.

     (d) "Real Estate Taxes" shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, income, capital levy, sales, excise, franchise, gift, succession, inheritance, corporate, partnership, estate or transfer taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. Notwithstanding any provisions to the contrary. Landlord shall promptly pay all Real Estate Taxes before the imposition of any interest and penalty thereon by the applicable taxing authority and if Landlord fails to pay any Real Estate Taxes before the imposition of any interest and penalty thereon by the applicable taxing authority, Landlord shall be solely responsible for the interest and penalties and, at Tenant's option with prior written notice to Landlord, Tenant may pay directly to the applicable taxing authorities such Real Estate Taxes and setoff the same against Minimum Annual Rental thereafter due.

     (e) Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Landlord will make payments for goods, utilities, or services in a timely manner in order to obtain the maximum possible discount. Operating expenses shall also be reduced by the amount of any tax abatements, to the extent the taxes abated are otherwise includable as Operating Expenses.

     (f) If any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice-versa, the costs incurred by Landlord in connection with them will be allocated to Operating Expenses by Landlord on an equitable basis if and to the extent that such expenses are permitted to be included within the meaning of Operating Expenses.

     Section 3.03. Payment of Additional Rent.

     (a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under {he terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it far non-payment of Minimum Annual Rent.

     (b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year; provided, if the Commencement Date occurs at any time other than the commencement or end of a calendar year, the Annual Rental Adjustment and Real Estate Taxes shall be prorated based on the date of the Commencement Date. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect if the overall budgeted Operating Expenses are expected to increase, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, but not later than April 30, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This
Section 3.O3 shall survive the expiration or any earlier termination of this Lease.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus three percent (3%) per annum.

     Section 3.05. Inspection and Audit Rights.

     (a) Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of the Annual Rental Adjustment (the "Inspection Period"), such of Landlord's books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof, including documentation evidencing the amount of the components of Operating Expenses. Such inspection shall take place at Landlord's office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a third party representative of Tenant that is not being compensated for his/her services on a contingency fee basis shall conduct such inspection. Tenant shall also agree to follow Landlord's reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party's calculation of the Annual Rental Adjustment, Tenant shall endeavor to provide Landlord with a copy of its findings within thirty (30) days after completion of the audit, but shall in any case provide such copy within ten (10) days after Tenant's receipt of such findings. Tenant's failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

     (b) If Landlord and Tenant agree that Landlord's calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. If Tenant provides Landlord with written notice disputing the correctness of Landlord's statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, either Tenant or Landlord may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountants decide that there was an error, Landlord will make a correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne equally by the parties; provided if one party is required to pay the other an amount that is more than ten percent (10%) of the amount such party asserted it owed, or less than ten percent (10%) of the amount such party asserted it was entitled to receive, such party shall pay all of such fees and expenses.

     (c) All of the information obtained through Tenant's inspection (including, without limitation, costs, expenses and income) as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by

Tenant and its officers, agents, and employees; and Tenant shall cause its independent representatives to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

     Section 3.06. Maximum Increase in Operating Expenses. Beginning with the first Annual Rental Adjustment in calendar year 2007, the Annual Rental Adjustment shall not be increased, except as to Uncontrollable Expenses, by more than Four Cents ($0.04) per square foot. "Uncontrollable Expenses" are Real Estate Taxes utilities; insurance premiums; snow removal; the portion of fees and assessments imposed by any covenants or owners' association that are otherwise uncontrollable expenses herein (e.g., insurance premiums, snow removal, utilities); management fees; and any other expenses which, except for management fees, are charged by third parties and which Landlord cannot control the amount of the expenses, but only to the extent such costs are includable as Operating Expenses, without regard to the level of increase in any or all of the above in any year or other period of time.

                          ARTICLE 4 - SECURITY DEPOSIT

     Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply ail or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, Landlord shall return the Security Deposit to Tenant or so much thereof as remains after application to cure any uncured default or pay for repairs required to be made by Tenant pursuant to
Section 2.03 above or Section 7.02 below.

                          ARTICLE 5 - OCCUPANCY AND USE

     Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

     Section 5.02. Covenants of Tenant Regarding Use.

     (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as EXHIBIT D and made a part hereof, as may be reasonably modified from time to time by Landlord on reasonable notice to Tenant.

     (b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Park or injure them; provided that the ordinary and customary operations of Tenant's business shall not in themselves be deemed a nuisance, obstruction or interference. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of die Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building to the extent due to improper positioning or storage of items or materials, but not to the extent due to a construction defect, shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Landlord warrants that the load bearing capacity for the Leased Premises is as set forth in EXHIBIT E hereto and Landlord shall not be responsible for Tenant's failure to abide by such capacity. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

     Section 5.03. Landlord's Rights Regarding Use. (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable advance written notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding the foregoing, Landlord shall make commercially reasonable efforts to minimize interference with Tenant's access or use of the Leased Premises when exercising its rights under this Section 5.03. This provision is subject to Section 16.11.

                              ARTICLE 6 - UTILITIES

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, excepting utilities used in constructing the Work. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share as Operating Expenses, subject to EXHIBIT C, to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

     Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord negligently fails to restore such service within a reasonable time, thereby causing the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the then normal course of its business in the Leased Premises) by Tenant for the use permitted under this Lease for more than ten
(10) consecutive days, or three (3) consecutive business days if such interruption is the result of a defect in the installation of such utility service that was a part of the Work, after notice from Tenant to Landlord that such service has been interrupted and a reasonable opportunity for Landlord to restore such service. Minimum Annual Rent and Annual Rental Adjustment shall abate on a per diem basis for each day after such ten (10) day or three (3) business day period, as the case may be, during which the Leased Premises remain untenantable.

                ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

     Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, sprinkler systems, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Common Areas and shall perform its warranty obligations under Section 2.02(h). The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in
Section 3.02: provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense.

     Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain in good condition (normal wear and tear excepted), the portions of the Leased Premises that are not the responsibility of Landlord to maintain or repair under Landlord's warranty under Section 2.02(h) or as otherwise expressly provided in this Lease, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and plumbing systems. Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, as set forth in EXHIBIT F, hereto, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semiannual basis.

     Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations (other than trade fixtures) shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the

Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days after filing. Tenant shall indemnify Landlord from ail costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Tenant agrees that at Landlord's option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord, who shall receive a ten percent (10%) fee as Landlord's construction manager or general contractor, shall perform all work on any alterations to the Leased Premises unrelated to installation of Tenant Equipment.

                       ARTICLE 8 - INDEMNITY AND INSURANCE

     Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

     Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of
Section 8.06 below and this Section 8.02. the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

     Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

     Section 8.04. Tenant's Insurance.

     (a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

          (i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

          (ii) Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

          (iii) Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law.

          (iv) Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

     (b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant's commercial general liability policy evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable). Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

     Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

     (a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $ 10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

     (b) Property Insurance. Special Form Insurance (which insurance snail not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

     Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

                               ARTICLE 9-CASUALTY

     In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt to a condition in which Tenant can resume the Permitted Use within the Leased Premises to the extent existing prior to the casualty within one hundred eighty (180) days from the casualty date or such shorter number of days as the Target Agreement may require Tenant to resume business after a casualty (but not fewer that 120 days); provided, with an allowance for an additional twenty (20) days in the event reconstruction or repairs are to occur in the months of January or February; provided further that notwithstanding the Target Agreement, in the event of a casualty, Tenant shall (i) exercise any right it may have in the Target Agreement to extend such resumption period, and (ii) if no such extension right is provided for in the Target Agreement, use commercially reasonable efforts to obtain an extension of time from Target; (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; or (c) destroyed or damaged prior to the Commencement Date such that Landlord will be unable to Substantially Complete the Work per the Project Schedule; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause
(b) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing and, in the event of a clause (c) casualty, Tenant may terminate this Lease by giving written notice to Landlord of such termination within ten (10) days of such casualty. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

                           ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or Common Areas shall he acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use in Tenant's reasonable discretion, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim its relocation, dislocation damages and business interruption damages to the extent permitted by law.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     Section 11.01. Assignment and Sublease.

     (a) Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. In the absence of a permitted assignment or subletting under Section
11.02. any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     (b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be physically adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the net worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder and less than that of the Tenant as of the date of this Lease, or (iv) buildings located in the Park and owned by Landlord or its affiliates are not fully Leased and the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant seeking to lease space at then market rents and Landlord has available space of sufficient size to accommodate the prospect's leasing requirements. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rental rate is publicly advertised to be less than the then current rental rate for similar premises in the Park. If Landlord refuses to give its consent to any proposed assignment that is not an assignment to a Permitted Transferee or subletting of substantially all of the Leased Premises for substantially the balance of the Lease Term, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days' prior written notice of such termination, whereupon unless Tenant rescinds in writing its request for Landlord's consent to such assignment or subletting within ten (10) days of receipt of Landlord's termination notice, each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

     (c) If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.

     Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon ten (10) days' prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to (x) any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, (y) to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property, or (z) to Target Corporation; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11 (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

     Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance but not as to matters that accrued prior to the date of transfer. Nothing in this paragraph is intended to nor shall permit Landlord to make a transfer as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a default hereunder by Landlord.

     Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in substantially such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's actual knowledge (without investigation being required), any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be conditioned or qualified as is reasonable, and may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

     Section 12.03. Subordination. Subject to Tenant's rights of non-disturbance set forth hereinafter, Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a "Mortgage") presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in undisturbed possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement from any future mortgage of the Building.

                         ARTICLE 13 - DEFAULT AND REMEDY

     Section 13.01. Default. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord;

provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall vacate or abandon all of the Leased Premises.

     (d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article II of this Lease.

     (e) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

In addition to the defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

     Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

     (a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on commercially reasonable terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease on commercially reasonable terms and conditions covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term or the period reletting if a smaller period (the "Accelerated Rent Difference"), or
(ii) without re-letting, declare the present value (discounted at the Prime
Rate) of all rent which would have been due under this Lease for the balance of the Lease Term less the fair market value of the Leased Premises for the balance of the Lease Term to be immediately due and payable as liquidated damages (the "Accelerated Rent"). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Rent, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations").

     (c) Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent, (ii) all of Landlord's Default Damages, and
(iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (c) shall survive termination.

     (d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

     (e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or to withhold, offset or abate any sums due hereunder. This Section 13.03 shall not be applicable to Landlord's obligation to perform the Work which is subject solely to the provisions of
Section 2.02.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment, including, insurance proceeds, rents and profits therefrom and net proceeds of sale thereof; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

     [INTENTIONALLY OMITTED].

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                   ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

     Section 15.01. Environmental Definitions.

     (a) "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

     Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and
(b) deliver to Landlord any notice received by Tenant relating to (a)(i) and
(a)(ii) above from any source, Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 15.04. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

     Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant knowingly exacerbates the same.

                           ARTICLE 16 - MISCELLANEOUS

     Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is due to an event of force majeure. Landlord shall not claim a weather-related force majeure event until it has incurred fifteen (15) days of weather-related delays in which it is unable to perform the Work (which fifteen days Landlord has included in the Project Schedule) and Landlord shall provide to Tenant written notice of the date when such fifteen (15) days have been exhausted and written notice of any force majeure claims that Landlord may assert. Landlord may claim any delay days dating back to November 1,2005.

     Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

     Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

     Section. 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by UPS, Federal Express, DHL, or a similar reputable overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such, notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given and received one (1) business day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

     Section 16.07. Partial Invalidity: Complete, Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent annual report prepared as of the end of Tenant's fiscal year. Without limiting the foregoing, in the event that Tenant is no longer a publicly traded company, Tenant shall provide Landlord on an annual basis, within ninety
(90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

     Section 16.09. Representations and Warranties.

     (a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

     (b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

     Section 16.10. Signage. Subject to Section 2.02(c), Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with the any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

     Section 16.11. Parking. Tenant shall be entitled to the exclusive use of the parking spaces and trailer areas designated for the Building by Landlord and shown on EXHIBIT A and a security fence may be erected around said exclusive parking areas for trailers, for so long as Tenant leases the entire Leased Premises of approximately 646,468 rentable square feet. If there are other tenants of the Building, subject to Tenant's exclusive rights above, Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. If there are other tenants of the Building, subject to Tenant's exclusive rights above. Landlord reserves the right in its reasonable discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. If there are other tenants of the Building, subject to Tenants exclusive rights above, there will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and reasonably deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. If there are other tenants of the Building, subject to Tenant's exclusive rights above, all driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

     Section 16.12. Consent. Where the consent or approval of a party is required or requested, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

     Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

     Section 16.14. Agency Disclosure. Tenant acknowledges having previously received the Agency Disclosure Statement attached. Duke Realty Services Limited Partnership, set forth in Section 1.01(j) above as Landlord's broker, its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation, and completion of this lease transaction.

     Section 16.15. Right of First Refusal.

     (a) Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and
(iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Terra, Tenant shall have a continuing right of first refusal ("Refusal Option") to lease additional space to be constructed as either an expansion of the Building or in a separate building to be built near the Building by Landlord, on the 16.2 acre parcel of land located contiguous to the Site (the "Contiguous Land") as shown on the attached EXHIBIT A ("Refusal Space"). Prior to entering into any lease for the Refusal Space, Landlord shall notify Tenant in writing ("Landlord's Notice") of Landlord's receipt of an arms-length, offer to lease such space that Landlord is willing to accept from a bona fide third party offeror ("Bona Fide Offer") and setting forth all of the material terms of the Bona Fide Offer and such other terms as are herein provided. Tenant shall have seven (7) days after Tenant receives Landlord's Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord's Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required. Tenant shall be deemed to have waived this Refusal Option as to the transaction contemplated in the Bona Fide Offer, and thereafter this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror on the terms in the Bona Fide Offer.

     (b) If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth in the Bona Fide Offer and making such other modifications to this Lease as are appropriate under the circumstances.

     (c) If Tenant does not exercise its Refusal Option, in the event Landlord expands the Building or constructs a new building on the Contiguous Land, Tenant shall cooperate with Landlord, at no cost to Tenant, in the construction of such expansion or new Building, including, without limitation, assuring access of construction personnel and equipment to the Contiguous Land consistent with Tenant's obligations to furnish security measures at the Leased Premises under the Target Agreement, providing for changes in utilities, including shared utilities to the expansion space and/or new building, and providing for reasonable changes or additions to the parking facilities that do not reduce the amount of parking allocated to Tenant as shown on EXHIBIT A and do not relocate such parking areas more than 50 feet from their locations as shown in EXHIBIT A. In the event any portion of the Building, including any expansion thereto, or any new building on the Contiguous Land is leased to one or more tenants other than Tenant, Landlord shall at its sole cost alter any outside security facilities, such as fencing and/or guard shacks, to permit access by other tenants, their agents, employees, contractors, customers and invitees to the portion of the Building or the new building leased by such tenant(s) and the parking and other Common Areas associated therewith.

     Section 16.16. Options to Extend.

     (a) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing (ii) the creditworthiness of Tenant is not less than that of the date hereof and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of three (3) years each (the "Extension Term(s)"). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and
(y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise each option by (i) delivering to Landlord, no later than nine (9) months prior to the expiration of the preceding term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment.

     (b) Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, provided, however, that if Tenant delivers to Landlord a written objection to Landlord's calculation of the Rent Adjustment within five (5) business days after Tenant's receipt of Landlord's determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) days after Tenant's written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within three (3) days after expiration of such ten (10) day period ("Arbitration Notice"). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the three (3) determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant's exercise of its option to extend shall be deemed retracted.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        DUKE REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership

                                        By: Duke Realty Corporation,
                                            its general partner


                                        By: /s/ Kevin T. Rogus
                                            ------------------------------------
                                            Kevin T. Rogus
                                            Senior Vice President

STATE OF OHIO      )
                   ) SS:
COUNTY OF HAMILTON )

     Before me, a Notary Public in and for said County and State, personally appeared Kevin T. Rogus, by me known and by me known to be the Senior Vice President of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Lease" on behalf of said partnership.

     WITNESS my hand and Notarial Seal this 28th day of December, 2005.


(STATE SEAL)   ROSE ANDRIACCO                        /s/ Rose Andriacco
               Notary Public State of Ohio           ---------------------------
               My Commission Expires March 8, 2010   Notary Public


                                        ----------------------------------------
                                        (Printed Signature)

My Commission Expires: _____________

My County of Residence: CHERMONT

                                        TENANT:

                                        INNOTRAC CORPORATION,
                                        a Georgia corporation


                                        By: /s/ ROBERT TONER
                                            ------------------------------------
                                        Name: ROBERT TONER
                                        Title: VP of Logistics

STATE OF GA        )
                   ) SS:
COUNTY OF GWINNETT )

     Before me, Notary Public in and for said County and State, personally appeared Robert J. Toner Jr, by me known and by me known to be the VP, Logistics of Innotrac Corporation, a Georgia corporation, who acknowledged the execution of the foregoing "Lease" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 23 day of December, 2005.


                                        /s/ SHANIN CROWTHER
                                        ----------------------------------------
                                        Notary Public


                                        /s/ SHANIN CROWTHER
                                        ----------------------------------------
                                        (Printed Signature)

My Commission Expires: 10/19/09                            (NOTARY PUBLIC STAMP)

My County of Residence: Gwinnett        My Comm. Expires June 19, 2009

                                  (FLOOR PLAN)

                                  EXHIBIT A-1

                         LEASE EXHIBIT LEGAL DESCRIPTION
                                  29.69 ACRES


Situated   in the City of Hebron, Boons County, Kentucky, being part of the
           22.9439 acre tract of land heretofore conveyed to Duke Weeks Realty, Ltd. by deed recorded in Deed Book 808, Page 496 (all references to deeds and plats cited herein are of the Boone County, Kentucky records) and part of the 25.3375 acre tract of land heretofore conveyed to Duke Weeks Realty, Ltd. by deed recorded in Deed Book 808, Page 487, the perimeter thereof being more particularly described as follows:

Beginning  at a stone monument found at the northeasterly corner of Lot 21 of
           Mars Hill Subdivision, as recorded on Plat 235B;

Thence     from said beginning point, along the westerly line of the said
           25.3375 acre tract, North 26 degrees 34'34" East a distance of 1,032.35 feet to a point, being the westerly terminus of the proposed southerly right-of-way line of Litton Lane;

Thence through the saw 25.3375 acre tract along the said proposed southerly right-of-way line, in part, and the existing southerly right-of-way line of Litton Lane, in part, South 57 degrees 36'02" (East, a distance of 879.54 feet to the northeast corner of the said 25.3375 acre tract;

Thence through the said 22.9439 acre tract, North 63 degrees 25'26" West, a distance of 875.00 feet to the westerly property line of said 22.9439 acre tract.

Thence     along the westerly line of the said 22.9439 acre tract, North
           26 degrees 34'34" East, a distance of 490.17 feet to the point of beginning;

Containing 29.6867 acres, more or less, and being subject to all other easements, restrictions, covenants and/or conditions of record.


                                  Exhibit A-1

                                   EXHIBIT B-1

                     BUILDING PERMIT ISSUE OCTOBER 24, 2005
                             INDEX OF SPECIFICATIONS

DIVISION 0 - BIDDING AND CONTRACT REQUIREMENTS:
Section 00020   Notice to Bidders .........................................    1
Section 00104   Instructions to Bidders ...................................    3
Section 00310   Bid Form ..................................................   12
Section 00500   Subcontract Agreement Forms ...............................    1
                Agreement Between Contractor and Subcontractor ............   25

DIVISION 1 - GENERAL REQUIREMENTS:
Section 01010   Summary of Work ...........................................    3
Section 01020   Allowances ................................................    2
Section 01041   Project Coordination ......................................    3
Section 01045   Construction Safety .......................................   12
Section 01050   Field Engineering .........................................    1
Section 01100   Alternates ................................................    1
Section 01200   Project Meeting ...........................................    2
Section 01310   Construction Schedules ....................................    1
Section 01320   CAD Drawing Standards .....................................    1
Section 01340   Shop Drawings, Product Data and Samples ...................    3
Section 01350   Product Handling ..........................................    1
Section 01410   Independent Testing Laboratory Servies ....................    5
Section 01501   Temporary Protection ......................................    1
Section 01505   Temporary Equipment and Work ..............................    1
Section 01510   Temporary Utilities and services ..........................    2
Section 01518   Temporary Fire Protection .................................    2
Section 01551   Access and Haul Roads, Parking and Traffic Regulations ....    1
Section 01563   Water Control .............................................    1
Section 01580   Project Identification and Signs ..........................    1
Section 01590   Field Office and Sheds ....................................    2
Section 01600   Material and Equipment ....................................    1
Section 01620   Storage and Protection ....................................    2
Section 01630   Substitutions and Product Options .........................    2
Section 01700   Contract Close-out ........................................    2
Section 01710   Cleaning ..................................................    1
Section 01715   Hazardous Waste ...........................................    2
Section 01720   Project Record Documents ..................................    1
Section 01730   Operating and Maintenance Data ............................    2
Section 01740   Warranties and Bonds ......................................    1
Section 01810   Soil Investigation Report .................................    1

DIVISION 2 - SITEWORKS:
Section 02230   Site Clearing .............................................    5
Section 02260   Excavation Support and Protection .........................    4
Section 02300   Earthwork .................................................    9
Section 02510   Water Distribution ........................................    9
Section 02530   sanitary Sewerage .........................................    7
Section 02630   Storm Drainage ............................................    7
Section 02741   Hot-Mix Asphalt Paving ....................................    6
Section 02751   Cement Concrete Pavement ..................................   10
Section 02920   Lawns and Grasses .........................................   12

DIVISION 3 - CONCRETE:
Section 03300   Cast-In-Place Concrete ....................................   16
Section 03410   Structural Precast Concrete - Plant .......................    7
Section 03430   Precast Panel Modifications ...............................    3

DIVISION 4 - MASONRY:
Section 04810   Unit Masonry ..............................................    9


                                   Exhibit B-1
                                   Page 1 of 3

                                   EXHIBIT B-1

DIVISION 5 - METALS:
Section 05120   Structural Steel ..........................................    6
Section 05220   Steel Joists and Joist Girders ............................    3
Section 05310   Steel Deck ................................................    3
Section 05500   Metal Fabrications ........................................    3
Section 05511   Metal Stairs ..............................................   10

DIVISION 6 - WOODS & PLASTICS:
Section 06105   Miscellaneous Carpentry ...................................    3
Section 06402   Interior Architectural Woodwork ...........................    4

DIVISION 7 - THERMAL/MOISTURE:
Section 07210   Insulation ................................................    3
Section 07241   Exterior Insulation and Finish Systems - Class PB .........    5
Section 07531   E.P.D.M. Membrane Roofing .................................    6
Section 07620   Flashing and Sheet Metal ..................................    5
Section 07720   Roof Hatch ................................................    4
Section 07920   Joint Sealers .............................................    8

DIVISION 8 - DOORS & WINDOWS:
Section 08110   Steel Doors and Frames ....................................    4
Section 08200   Wood Doors ................................................    4
Section 08361   Sectional Overhead Doors ..................................    5
Section 08410   Aluminum entrances and Storefronts ........................   11
Section 08711   Finish Hardware ...........................................    8
Section 08800   Glass and Glazing .........................................    8

DIVISION 9 - FINISHES:
Section 09250   Gypsum Wallboard Systems ..................................    5
Section 09300   Tile ......................................................    5
Section 09510   Acoustical Cellings .......................................    3
Section 09650   Resilient Flooring ........................................    5
Section 09680   Carpeting .................................................    5
Section 09775   Fiberglass Reinforced Polyester Panels (FRP) ..............    3
Section 09900   Painting and Finishing ....................................    6

DIVISION 10 - SPECIALTIES:
Section 10150   Toilet accessories ........................................    3
Section 10520   Fire Protection Specialties ...............................    6

DIVISION 11 - EQUIPMENT:
Section 11160   Loading Dock Equipment ....................................    3

DIVISION 12 - FURNISHINGS:
Section 12491   Horizontal Louver Blinds ..................................    3


                                   Exhibit B-1
                                   Page 2 of 3

                                   EXHIBIT B-1

DIVISION 15 - MECHANICAL:
Section 15000   Table of Contents Mechanical...............................    3
Section 1S010   Basic Mechanical Requirements..............................   21
Section 15030   Eletrical Provisions of Mechanical Work...................     4
Section 15045   Shell Industrial Space Design Parameters...................    6
Section 15140   Pipe Hangers, Supports, and Anchors........................    4
Section 15190   Mechanical Identification..................................    3
Section 15300   Fire Protection Systems....................................    8
Section 15400   Plumbing Piping Systems....................................   11
Section 15420   Floor and Roof Drains......................................    3
Section 15440   Plumbing Fixtures and Trim.................................    6
Section 15458   Electric Water Heaters.....................................    2
Section 15854   Roof Top Constant Air Volume Units.........................    8
Section 15856   Gas-Fired Heating and Ventilating Units (80/20)............    5
Section 15860   Fans and Ventilators.......................................    4
Section 15891   Ductwork...................................................   10
Section 15910   Ductwork Accessories.......................................    5
Section 15940   Air Outlets and Inlets.....................................    2
Section 15990   HVAC Operational Testing, Adjusting, and Balancing.........    4
Section 15995   Shell Mechanical Commissioning.............................   34

DIVISION 16 - ELECTRICAL:
Section 16000   Table of Contents Electrical...............................    2
Section 16010   Basic Electrical Requirements..............................   21
Section 16040   Shell Office Space Design Parameters.......................    8
Section 16041   Interior Finish Office Design Parameters...................    6
Section 16045   Shell Industrial Space Design Parameters...................    4
Section 16046   Interior Finish Industrial Design Parameters...............    5
Section 16110   Electrical Raceways and Fittings...........................    8
Section 16120   Cable, Wire, and Connectors................................    7
Section 16121   Electrical Connections for Equipment.......................    3
Section 16130   Electrical Boxes and Fittings..............................    7
Section 16140   Wiring Devises.............................................    4
Section 16401   Electrical Service Entrance................................    3
Section 16425   Switchboards...............................................    6
Section 16440   Safety and Disconnect Switches.............................    3
Section 16450   Electrical Grounding.......................................    4
Section 16460   Transformers...............................................    5
Section 16465   Busway.....................................................    4
Section 16470   Panelboards and Enclosures.................................    4
Section 16475   Fuses......................................................    2
Section 16480   Motor Control Centers......................................    6
Section 16482   Motor Starters.............................................    4
Section 16501   Lighting Fixtures and Lamps................................    6
Section 16625   Emergency Power System.....................................   10
Section 16670   Lighting Protection System.................................    3
Section 16720   Fire Alarm System..........................................   12
Section 16721   Combination Fire Alarm System..............................   13
Section 16725   Fire Supervisory System....................................    8
Section 16740   Telephone System...........................................    2
Section 16780   Closed Circuit Television System...........................    4
Section 16945   Miscellaneous Electrical Controls and Control Wiring.......    4
Section 16995   Shell Electrical Commissioning.............................   17
Section 16996   Interior Finish Electrical Commissioning ..................    5


                                   Exhibit B-1

                                  EXHIBIT B-2
                       INNOTRAC PRE-CONSTRUCTION SCHEDULE

                                    [CHART]


                                  Exhibit B-2
                                  Page 1 of 2

                                  EXHIBIT B-2
                       INNOTRAC PRE-CONSTRUCTION SCHEDULE

                                    [CHART]


                                  Exhibit B-2

                                  EXHIBIT B-3

                            CONTRACTOR'S AND VENDORS'
                           "JOBSITE RULES OF CONDUCT"

In an effort to maintain a high standard of professionalism, we have prepared the following "Rules of Conduct". Your personnel's compliance with these rules will help us collectively acquire Complete Customer Satisfaction.

     - Conduct yourselves as guests in tenant spaces as well as in the building. No radios or audio equipment are permitted in Duke buildings.

     -    No graffiti.

     - Be neat, clean and QUIET while in or NEAR, occupied space. Protect hallway and entries with temporary carpet runners.

     - No vehicles to be brought into the buildings, parted in loading areas or at entries.

     - Dress properly. Shirts with at least 3" sleeves, long pants and shoes are required. Hard hats should be worn where applicable.

     -    Identification or uniform is required when working in occupied space.

     -    Always check-in at front desk in an occupied space.

     -    Do not use Tenants' telephones.

     - REMOVE ALL DIRT AND DEBRIS CAUSED BY YOUR ACTIVITY. PROJECT TO BE BROOM SWEPT AND TRASH REMOVED EVERY NIGHT BY EACH RESPECTIVE TRADE.

     -    Do not smoke or use tobacco.

     -    Loud and/or foul language is prohibited.

     -    Do not bring food or drink into CARPETED areas.

     -    Do not leave material or debris in occupied or vacant spaces.

     - Exterior exits and entrances to suites are the responsibility of all contractors to be locked at night. Also, turn off all lights at night.

     - Generally thermostats are to be left alone. However, in vacant spaces and construction areas, thermostats are not to be set above 72 degrees in winter or below 74 degrees in summer.

     - Loading docks are for loading and unloading only. No parking at dock level to check on your workmen.

     - In dealing with tenants, be courteous at all times, keep all negative comments to yourself or discuss them with job staff personnel away from the tenant space.

     - Special care is to be taken to protect Tenants' furnishings and finishes, (i.e., dust protection, etc.).

     - No work causing noxious odors is to be done within any building. Any floor sealing or other such odoriferous work is to be coordinated with Duke Property Management personnel to allow notification and coordination with the tenants and adjoining tenants.

     - Notify Duke Property Management personnel 72 hours prior to any work causing disruption of utilities, or if access is needed in an adjoining tenant space (i.e. before any drilling is started).

     - Ail contractors and vendors to use only freight elevators or protected elevators where available.

NON-COMPLIANCE WITH THESE RULES MAY BE CONSIDERED GROUNDS FOR REMOVAL FROM A DUKE PROTECT,


                                   Exhibit B-3
                                   Page 1 of 1

                                   EXHIBIT B-4

                             LETTER OF UNDERSTANDING

Duke Realty Limited Partnership
Attn.: Senior Property Manager
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

     RE: Lease Agreement between Duke Realty Limited Partnership, an Indiana limited partnership ("Landlord") and Innotrac Corporation, a Georgia corporation ("Tenant") for the Leased Premises located at 2305 Litton Lane, Hebron, Kentucky 41048 (the "Leased Premises"), within Hebron Industrial Park (the "Park") dated _________________, 2005 (the "Lease").

Dear _______________________________:

     The undersigned, on behalf of Tenant, certifies to Landlord as follows:

     1.   The Commencement Date under the Lease is ____________________________.

     2.   The rent commencement date is _______________________________________.

     3.   The expiration date of the Lease is _________________________________.

     4. The Lease (including amendments) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

     5. The Landlord has completed the portion of the Work (as defined in the Lease) associated with the Initial Space (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Initial Space as of the Commencement Date.

     6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

     IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this __ day of _________________, 2005.

                                        INNOTRAC CORPORATION,
                                        a Georgia corporation


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit B-4
                                   Page 1 of 1

                                   EXHIBIT B-5

                  MATERIALS HANDLING CONSULTANT'S REQUIREMENTS

     (1)  Concrete drive-up ramp for entrance into the Building.

     (2) Lighting installed in the Building sufficient to permit installation of Tenant Equipment in the Warehouse Space,

     (3)  Sufficient power to allow use of hand tools.

     (4) Floor space free and clear of obstructions as necessary for Tenant to begin installation of Tenant Equipment in the Warehouse Space.

     (5) Area available outside of Building for dropping of up to five (5) tractor trailers for staging.


                                   Exhibit B-5

                                    EXHIBIT C

                          OPERATING EXPENSE EXCLUSIONS

(1) costs and expenses of correction of defects in the design or construction of the Work and any part thereof;

(2) costs and expenses to the extent covered by any construction warranty or placed under manufacturers' warranties;

(3) costs and expenses associated with financing incurred by Landlord or its affiliates, including principal, interest, amortization and/or amounts owed under loan documents;

(4)  impact fees;

(5)  development fees;

(6)  ground lease rental;

(7) costs of items considered capital repairs, replacements, improvements and equipment customarily treated as capital expenses under generally accepted accounting principles ("Capital Items") except to the extent such repairs, replacements, improvements or equipment are intended to achieve a savings in Operating Expenses, but only to the extent of actual savings, or are made for the purpose of complying with governmental laws, rules and regulations enacted or made applicable to the Site or the Building after the date of construction;

(8) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item that is not permitted in Item 11 (excluding, however, equipment not affixed to the Building that is used in providing janitorial or similar services)

(9) costs and expenses incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

(10) costs and expenses, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(11) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as reasonably determined by Landlord, and when depreciation or amortization is permitted or required, the item will be amortized over its reasonably anticipated useful life;

(12) marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations, and transactions with present or prospective tenants or other occupants of the Building;

(13) costs and expenses in connection with services or other benefits that are not available to Tenant or for which Tenant is charged for directly but that are provided to another tenant or occupant of the Building at a lesser cost, but only as to the difference between the amount charged to Tenant and another tenant or occupant;

(14) costs and expenses incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(15) overhead and profit increment paid to subsidiaries or affiliates of Landlord for goods and services in or to the Building to the extent the same exceeds the costs of such goods and services rendered by unaffiliated third parties on a competitive basis;

(16) Landlord's general corporat overhead and general and administrative expenses;


                                    Exhibit C
                                   Page 1 of 3

(!7) compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garages of or serving the Building or wherever Tenant is granted its parking privileges and ail fees paid to any parking facility operator;

(18) rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (a) expenses in connection with making repairs on or keeping Building systems in operation while repairs are being made; (b) costs of equipment not affixed to the Building that is used in providing janitorial or similar services, and (c) Capital Items permitted to be included in Operating Expenses under Item 9 or 11 above;

(19) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

(20) costs and expenses of any electric power used by any tenant in the Building measurably in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; however, if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building will be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

(21) costs and expenses incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date including, without limitation, the ADA, including penalties or damages incurred due to non-compliance;

(22) any management fees in excess of those management fees that are normally and customarily charged by landlords of comparable buildings;

(23) any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date this Lease is executed) in or about the Lease Premises or the Building or Common Areas including, without limitation, hazardous substances in the ground water or soil, not placed or permitted to be placed in the Leased Premises or the Building by Tenant, its agents, employees contractors or invitees;

(24) charitable, political or other voluntary contributions;

(25) costs for sculpture, paintings or other objects of art;

(26) costs (including attorneys' fees and costs of settlement judgments and payments) arising from claims, disputes or potential disputes, litigation or arbitrations pertaining to Landlord or the Building;

(27) costs associated with the operation of the business of the partnership or entity that constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building;

(28) costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(29) entertainment, dining or travel expenses for any purpose;

(30) expenses for gifts provided to any entity, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(31) any "finders fees", brokerage commissions, job placement costs or job advertisement costs;

(32) costs of any "tenant relations" parties, events or promotions not consented to by an authorized representative of Tenant in writing as long as none of Tenant's employees attend;

(33) "in-house" legal and accounting fees; or


                                    Exhibit C
                                   Page 2 of 3

(34) fees and assessments imposed by any covenants or owners' association, but only to the extent such fees and assessments are otherwise excluded hereunder.


                                    Exhibit C

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

     3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

     4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

     5. No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

     6. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

     7. The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without me express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     8. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

     9. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.


                                    Exhibit D
                                   Page 1 of 2

     11. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

     12. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

     13. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

     14. All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

     15. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

     16. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

     17. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

     18. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

     19. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

     20. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

     21. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

     22. No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.


                                    Exhibit D
                                   Page 2 of 2

                                  (FLOOR PLAN)


                                    Exhibit E

                                    EXHIBIT F

MAINTENANCE SPECIFICATIONS

Suggested HVAC Contractors:

PACKAGED UNIT

                                                       J     F     M     A     M     J     J     A     S     O     N     D
                                                      ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Check and lubricate motor                              X                 X                 X                 X
Inspect blower wheel                                   X                 X                 X                 X
Check air filters, replace if required                 X                 X                 X                 X
Inspect and tighten electrical connections             X                 X                 X                 X
Inspect contactors and motor starters                                    X                 X                 X
Inspect evaporator coil                                                  X                 X
Check condensate pan and drain                                           X                 X
Inspect condenser coil, clean once annually                              X                 X
Check refrigerant charge                                                 X                 X
Check and record suction and head pressure                               X
Check and record superheat                                               X
Check and record sub-cooling                                             X
Check and record temperature drop across evaporator                      X
Check and record condenser fan amp rating and draw                       X
Pull and clean burners                                                                                       X
Inspect heat exchanger                                 X                                                     X
Sequence heat, check operation                         X                                                     X
Check operation of ventor fan                          X                                                     X
Inspect flue                                           X                                                     X
Check operation of flame safety                                                                              X
Check operation and limit controls                                                                           X
Make recommendations of any required repairs           X                 X                 X                 X


                                    Exhibit F
                                   Page 1 of 2

                                    EXHIBIT F

INDIRECT FIRED MAKE-UP AIR UNITS                         J     F     M     A     M     J     J     A     S     O     N     D
--------------------------------                        ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Inspect blower wheel                                     X                 X                 X                 X
Check and adjust blower belt, replace annually           X                 X                 X                 X
Inspect and tighten electrical connections               X                 X                 X                 X
Inspect contactor and motor starters                     X                 X                 X                 X
Check all control electrical connections                 X                 X                 X                 X
Check damper linkages                                    X                 X                 X                 X
Pull and clean burner                                                                                          X
Check operation of flame safety                          X                                                     X
Check operaton and lubricate ventor fan if applicable    X                                                     X
Check and clean pilot                                    X                                                     X
Check gas pressure                                                                                             X
Check operation and limit controls                                                                             X
Check flue                                               X                                                     X
Check heat exchangers                                    X                                                     X
Make recommendations of required repairs                 X                 X                 X                 X

NOTE:

-    IF UNIT HAS AIR FILTERS THEY SHOULD BE REPLACED AT LEAST QUARTERLY.

- IF UNIT HAS WASHABLE OUTSIDE AIR FILTERS THEY SHOULD BE CLEANED AT LEAST ONE TIME PER YEAR.


                                    Exhibit F
                                   Page 2 of 2